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                                                                   EXHIBIT 10.10

                                                                         SGT5668
                                                                         -------


                              QUOTA SHARE AGREEMENT
                              ---------------------

                                  made between

                      SYNDICATE 3030, MANAGED BY WELLINGTON
                      -------------------------------------
                          UNDERWRITING AGENCIES LIMITED
                          -----------------------------

                      (hereinafter called the "Reinsured")

                                 of the one part

                                       and

                                  WELLINGTON RE
                                  -------------

                      (hereinafter called the "Reinsurer")

                               of the other part.



PREAMBLE
--------

     Whereas the Reinsured desire to reinsure a certain proportion (as herein defined) of the liability accruing to them in respect of their Whole Account from 1 June 2002 to 31 December 2002.

     Now, therefore, it is agreed between the parties as follows:-


                                    ARTICLE I
                                    ---------

CESSIONS TO REINSURERS
----------------------

1. The Reinsured shall cede to the Reinsurer and the Reinsurer shall accept by way of reinsurance of the Reinsured Quota Share cessions of 70% of the Reinsurerd's Whole Account for the business set forth in the Preamble, for the specified periods.

2. The Reinsurer shall share in the benefits (to the extent recoveries are collected) and costs of all reinsurances protecting the Syndicate's Whole Account, if any.

3. All reinsurances (excess of loss or otherwise) purchased by the Reinsured to be for common account. Costs and recoveries to be shown separately in each account to the extent that such information is provided by Syndicate 2020.

4. It is noted and agreed that the Reinsurer has made their own underwriting investigations of the business to be ceded hereunder

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                                   ARTICLE II
                                   ----------

COMMENCEMENT OF AGREEMENT
-------------------------

     This Agreement shall apply to all business incepting between 1 June 2002 and 31 December 2002, both days inclusive, in respect of the 2002 year of account excluding the reinsurance to close from earlier years of account. However, in respect of US Surplus Lines Business, only business written between 1 July 2002 and 31 December 2002, both days inclusive, is covered hereunder.


                                   ARTICLE III
                                   -----------

TERRITORIAL SCOPE
-----------------

     This Agreement shall apply to losses occurring Worldwide.


                                   ARTICLE IV
                                   ----------

ATTACHMENT OF REINSURERS' LIABILITY
-----------------------------------

     The liability of the Reinsurer in respect of each cession hereunder shall commence and expire simultaneously and automatically with the liability of the Reinsured under the original acceptances.


                                    ARTICLE V
                                    ---------

PREMIUM COMMISSION AND ORIGINAL TERMS AND CONDITIONS
----------------------------------------------------

1. The Reinsurer shall hereon follow the fortunes of the Reinsured in respect of all original business and all common account reinsurances which are the subject matter of this Agreement.

2. The Reinsured shall pay to the Reinsurer the latter's Quota share of 100% Whole Account premium written, less only commissions as set out herein and Reinsured's expenses. Premiums are original premiums less all overseas levies, taxes and original brokerage and commissions.

3. The Reinsured will pay the Reinsurers 70% of all expenses charged to the underwriting account of Syndicate 3030 for the 2002 year of account, including:
Syndicate expenses, Lloyd's Premium Levy, Lloyd's Central Funds contributions, Lloyd's subscription, Managing Agent's fees (0.6% of Stamp Capacity), Syndicate set up costs.

4. The Reinsurer shall allow to the Reinsured an over-riding commission of 3.0% on Gross Net Premiums ceded. Gross Net Premiums are original premiums less all overseas levies, taxes and original brokerage and commissions. Net Premiums are Gross Net Premiums less reinsurance costs.

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                                   ARTICLE VI
                                   ----------

REINSURANCE PREMIUM ALLOCATION
------------------------------

     The Reinsurance premium allocation for this Agreement shall be 70% of Reinsurance Premium costs allocated to Syndicate 3030.


                                   ARTICLE VII
                                   -----------

PROFIT COMMISSION
-----------------

1. The Reinsurer shall allow to the Reinsured a Profit Commission of 70% of the Profit Commission charged to Syndicate 3030 by Wellington Underwriting Agencies Limited under the Managing Agent's Agreement for 2002 year of account (being 17.5% of profit as defined), plus

2% of profit under this Agreement, being net premiums less net claims less expenses and overriding commission, but before deduction of Managing Agent's Profit Commission as defined above. This will be payable at 31 December 2004 and adjustable quarterly thereafter until execution of Reinsurer's Commutation and Hold Harness Agreement.

2. Payment of any Provisional Profit Commission is to be made by the Reinsurer by 31 March 2005. Subsequent quarterly adjustments to the Profit Commission are to be paid within 90 days of the end of each quarter.


                                  ARTICLE VIII
                                  ------------

LOSSES
------

1. The Reinsurer shall be debited with their proportion of settled losses in the accounts rendered by the Reinsured in accordance with Article IX, but whenever the Reinsurer's proportion of any settled loss attains the sum of GBP 350,000 any one loss to this Agreement (net of claims collectable under other reinsurances) or more immediate payment shall be made by the Reinsurers if requested by the Reinsured always provided that the Reinsurers shall have the right to deduct from such cash payments any sums due to the Reinsurers under this Agreement or under any Agreement replacing this Agreement.

2. The Reinsurers shall follow the loss settlements made by the Reinsured in all circumstances and shall be liable for the Reinsurers' share of payments on account, fees and expenses of experts and other loss settlement expenses (other than management and office expenses and salaries of employees of the Reinsured) and legal expenses incurred in connection with the investigation, settlement or contesting the validity of claims or losses.

3. The Reinsurers shall participate in proportion to their interest in all amounts which may be recovered by the Reinsured.

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                                   ARTICLE IX
                                   ----------

QUARTERLY ACCOUNTS
------------------

1. The accounts between the Reinsured and the Reinsurer shall be rendered quarterly by the Reinsured within 45 days of the close of each quarter. The first quarterly account shall be rendered at 31 December 2002.

2. Accounts shall be paid in settlement currencies.

3. Undisputed items to be paid within 15 working days of rendering, other items upon agreement.

4. Funds withheld basis: The Reinsured shall be entitled to withhold settlement of amounts due at 30 September 2002 or any subsequent quarter date up to 31 December 2004. Interest payable to be calculated at either the rates on USD Funds and GBP Funds as reported in the Syndicate's accounts, or the applicable 90 days London Interbank Offer Rates (LIBOR), whichever is the lesser, as applied to each currency individually. No interest on Funds withheld which are due from the Reinsurer from date of Reinsured's payment of Account.

5. The Reinsurer shall provide to the Reinsured a Letter of Credit complying with the following conditions:

     i)   Issued by Barclays Bank PLC.

     ii) For an initial aggregate amount of 40% of the expected Gross Written Premium to the Reinsurer hereunder, equating to an initial amount of GBP30,000,000.

          For an initial period until 1 January 2005. If at 31 December 2002 or 31 December 2003 outstanding liabilities including IBNR (if any) exceed the sum of balance of Funds Withheld by the Reinsured at that date and the amount of the initial Letters of Credit then the Letters of Credit shall be increased by the amount of such excess.

     iii) After 1 January 2005 the amount of the Letters of Credit shall be adjusted annually to the amount of outstanding liabilities including IBNR (if any) at the immediately preceding year end, each letter of credit being for a period of 12 months but automatically renewed unless 90 days prior to the to the original expiry date and each subsequent expiry date notice of non-renewal is given to the beneficiary.

          If the Reinsured, in order to secure reinsurance credit, increase the IBNR amount, such increase to be reasonable. If the Reinsurer hereunder disputes the IBNR and agreement is unable to be reached within 30 days, both parties agree to arbitration as per the Arbitration Clause hereunder.

     iv) The Reinsured agrees as a term of the reinsurance contract that any amounts drawn down (and any interest or other earnings thereon) on the Letters of Credit in excess of the actual amounts required hereunder, or subsequently determined

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          not to be due to the Reinsured, shall constitute assets of the
          Reinsurer for all purposes and shall be held by the Reinsured in trust and separate and apart from any assets of the Reinsured. The Reinsured shall return all such amounts to the Reinsurer, including interest accrued from the date drawn and calculated at a rate not in excess of the prime rate of interest on the amounts held, subject to the continuing compliance of the Reinsurer with its obligations to provide security under paragraph 3 above.


                                    ARTICLE X
                                    ---------

COMMUTATION CLAUSE
------------------

     This Agreement may be commuted at the request of either party after five years from inception and at any subsequent anniversary date, at conditions to be agreed.


                                   ARTICLE XI
                                   ----------

OFFSET
------

     The Reinsured or the Reinsurer may offset any balance(s) due from the other under this Agreement or any other reinsurance agreement between them. Each party may exercise such right at any time whether the balance(s) due are on account of premiums or losses or otherwise.


                                   ARTICLE XII
                                   -----------

NO THIRD PARTY RIGHTS
---------------------

     In no event shall anyone other than the Reinsurer or the Reinsured have any rights under this Agreement, whether under the Third Parties' Rights under Contracts Act (1999) or otherwise.


                                  ARTICLE XIII
                                  ------------

NON-WAIVER
----------

     The failure of the Reinsured or the Reinsurer to insist on compliance with this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedy contained herein or otherwise, nor stop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedy in the future.


                                   ARTICLE XIV
                                   -----------

INSOLVENCY
----------

     In the event of the insolvency or liquidation of the Reinsured, this Agreement shall be payable solely to the Reinsured or to its liquidator, receiver, conservator or statutory successor in accordance with all the terms and conditions of this Agreement. Under no

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circumstances shall the Reinsurer's obligations be accelerated in time or enlarged in the event of the insolvency, scheme of arrangement or other impairment of the Reinsured.


                                   ARTICLE XV
                                   ----------

ACCESS TO RECORDS
-----------------

1. The Reinsurer or their duly authorised representatives shall, at all reasonable times and upon reasonable notice being given, be entitled to inspect all relevant records, correspondence and documents in the possession of the Reinsured relating to the adjustment of a loss or losses under this Agreement. This entitlement shall continue for as long as the Reinsurer remains liable under this Agreement.

2. A copy of the Inspection Report and/or summary of its findings shall be delivered to the Reinsured within four weeks of the completion of the inspection and any costs and expenses incurred under any such inspection shall be borne by the Reinsurer.

3. Notwithstanding the foregoing, this Article shall not be understood to alter any other terms of this Agreement and the Reinsurer shall not delay payment of amounts due to the Reinsured pending the results of any such inspection. However, this shall not prejudice the Reinsurer's rights to recover any amounts they have paid to the Reinsured which, following such inspection, are proven to be outside the terms of this Agreement.


                                   ARTICLE XVI
                                   -----------

DELAYS, OMISSIONS AND ERRORS
----------------------------

1. Any bona fide delays, omissions or errors made in connection with this Agreement, or any risk ceded hereunder, shall not be held to relieve either party from liability which would have arisen if such delay, omission or error had not occurred.

2. The Reinsured shall rectify any delay, omission or error immediately upon the discovery thereof, it being the intention of the parties hereto that in all things coming within the scope of this Agreement, the Reinsurers shall follow, to the extent of their interest, the fortunes of the Reinsured.


                                  ARTICLE XVII
                                  ------------

INTERMEDIARY
------------

1. Willis Limited, Ten Trinity Square, London EC3P 3AX is recognised as the intermediary negotiating this Agreement, through whom all communications and payments relating thereto shall be transmitted to both parties.

2. Notwithstanding the above payments of balances due shall be made directly between the Reinsured and Reinsurer.

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                                  ARTICLE XVIII
                                  -------------

APPLICABLE LAW CLAUSE
---------------------

     This Agreement is governed by and is to be construed according to the Law of England. All questions or disputes arising out of or in connection with this Agreement, which cannot be decided by Arbitration, shall be referred to an English Court and litigated solely in London.


                                   ARTICLE XIX
                                   -----------


ARIAS ARBITRATION AGREEMENT
---------------------------

1. All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under ARIAS Arbitration Rules.

2. The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the Claimant, one to be appointed by the Respondent and the third to be appointed by the two appointed arbitrators.

3. The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

4. The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

5. Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS (UK) will appoint an arbitrator to fill the vacancy. At any time prior to the appointment by ARIAS (UK) the party or arbitrators in default may make such appointment.

6. The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

7. The seat of arbitration shall be London.

8. The proper law of this Agreement shall be the law of England.



This Agreement has been drawn up in duplicate.

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Signed in LONDON this 21st day of October 2003

 [Signature Illegible]




for and on behalf of SYNDICATE 3030, MANAGED BY WELLINGTON UNDERWRITING AGENCIES LIMITED

[Signature Illegible]



and for and on behalf of WELLINGTON RE





Signed in LONDON this 21st day of October 2003